EXHIBIT  3(b):   Bylaws of the Company Adopted  on  November  27,
2001.

                           BY-LAWS OF
                       SGC Holdings, Inc.
                      A Nevada Corporation
                    Adopted November 27, 2001

                       ARTICLE I - OFFICES

The office of the corporation shall be located in Nevada, County of USA. The Corporation may also maintain offices at such other places within or outside of the State of Nevada as the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within three months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the president, and shall be called by the President or the Secretary at the written request of the holders of 51% of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 3 - Place of Meetings:

The Board of Directors may designate any place, either within or outside of the State of Nevada, unless such other places shall be designated in the notices or waivers of notice of such meetings. If no designation is made, the place of meeting shall be the principal office of the corporation.

Section 3 - Notice of Meetings:

(a) Except as otherwise provided by Statute, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail. not less than 10 or more than 60 day(s) before the meeting, upon each shareholder of record entitled to vote at such Meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the shareholder at his address as it appears on the stock transfer logs of the Corporation, with postage thereon prepaid.



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(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Closing of Transfer Logs:

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer Logs shall be closed  for  a stated period, but not to exceed in  any  case  60 day(s).

Section 6 - Quorum:

(a) A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders for the transaction of any business. After a quorum has been established at such meetings, the withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum.

(b) The shareholder present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7 - Voting:

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of directors, to be taken. by vote of the shareholders, shall be authorized by a majority of votes cast at the meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote of each share of stock registered in his name on the books of the Corporation.

(c) Each shareholder entitled to vote or to express consent or dissent without a meeting, any do so by proxy; provided, however that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) The officer or agent holding charge of the stock transfer logs for shares of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, indicating the name, address, and number of shares held by each shareholder. Such list shall be kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the time of the meeting for the purposes thereof.

Section 8 - Other Actions by Shareholders:

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consensual resolution in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter unless otherwise provided by law.



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                ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number of Directors, Election and Term of Office:

The number of directors of the Corporation shall be fixed by the Board of Directors, and shall not be less than One person/people unless otherwise determined by vote of a majority of the entire Board of Directors. The members of the Board of Directors of the corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interest of the corporation, and may exercise all powers of the corporation, except as are in the Certificate of Incorporation or by statute expressly reserved to the shareholders.

Section 3 - Notice of Annual and Regular Meetings:

(a) An Annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution of the holding of other regular meetings of the Board of directors, and may fix the time and place thereof.

Section 4 - Notice of Special Meetings:

(a) Special meetings of the board of Directors shall be held whenever called by the president or by one of the directors, at such time and place as may be specified in the notices or waivers of notice thereof.

(b)  Notice  of any special meeting shall be given  at  least  10 day(s) prior to such meeting. If mailed, such notice shall be mailed to each director at his business or residence at least 14 day(s) prior to such meeting, or shall be sent to him at such place by telegram, radio or cable, or shall be given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Notice of Vacancies, need not specify the purpose of the meeting.

(c) The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

Section 5 - Chairman:



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At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence a Chairman chosen by the Directors shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of incorporation, or by these By-laws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:

(a) The act of the majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors.

(b) Any action authorized, in writing, by all of the directors entitled to vote may be taken without a meeting, setting forth the action, and shall be signed before such action by all the directors.

Section 8 - Vacancies:

Any vacancy in the Board of Directors occurring by reason of an increase in number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 9 - Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 - Removal:

Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

Section 11 - Compensation:

By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.



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Section 12 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the acceptance of the Board.

                      ARTICLE IV - OFFICERS

Section 1 - Number of Officers, Election and Term of Office:

(a) The officers of the Corporation shall consist of a president, a  Vice  President,  a  Secretary, a Treasurer,  and  such  other
officers,  including a Chairman of the Board of  Directors.   Any
two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of the shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors when a successor has been elected and qualified, or until his death, resignation or removal.

Section 2 - Duties:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these by-laws, or may from time to time be specifically imposed by the Board of Directors. The President shall be the chief executive officer of the corporation.

Section 3 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, any at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 4 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 5 - Removal:

Any officer may be removed, either with or without cause, at any time, and a successor elected by a majority vote of the Board of Directors.




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Section 6 - Salary:

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no office shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 7 - Shares of Other Corporation:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder may be exercised on behalf of the Corporation by the President, any Vice President. or such other person as the Board of Directors may authorize.

                      ARTICLE V - INDEMNITY

The corporation shall indemnify its directors, officers and employees as follow:

(a) Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may become involved, by reason of his serving as (by the request of the Corporation), being or having been a director, officer, employee or agent of the Corporation.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or director or employee may be entitled shall be fixed by the Board of
Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

         ARTICLE VI - SHARES OF STOCK AND THEIR TRANSFER

Section 1 - Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares issued, shall be signed by the Chairman of the Board or the President or Vice President, and the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the factional holdings; or it may authorize the payment in cash of the fair value of fractious of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.



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Section 2 - Transfer of Shares:

(a) Transfer of shares of the Corporation shall be made only on the stock transfer logs by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                     ARTICLE VII - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often. in such amounts, and at such time or times as the Board of Directors may determine.

                   ARTICLE VIII - FISCAL YEAR

The fiscal year of the Corporation shall begin on November 27, 2001 and end on December 31 of each year.

                   ARTICLE IX - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

                     ARTICLE X - AMENDMENTS

These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

/s/ Christos E Loukas

Christos E Loukas



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